Exhibit 10.1

NCI BUILDING SYSTEMS, INC.
2003 LONG-TERM STOCK INCENTIVE PLAN
(As Amended and Restated Effective as of January 27, 2018)
1.PURPOSE.  The purposes of the Plan are to attract and retain for the Company and its Subsidiaries the best available personnel, to provide additional incentives to Employees, Directors and Consultants, to increase their interest in the Company’s welfare, and to promote the success of the business of the Company and its Subsidiaries. The Plan was originally approved by the Company’s stockholders on March 14, 2003, and as amended and restated was approved on March 12, 2008, February 19, 2010 and February 26, 2013, and the plan was further amended effective May 31, 2016.
2.INCENTIVE AWARDS AVAILABLE UNDER THE PLAN.  Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock Awards; (d) Stock Appreciation Rights; (e) Cash Awards; (f) Performance Share Awards; (g) Phantom Stock Awards and (h) Restricted Stock Unit Awards.
3.SHARES SUBJECT TO PLAN.  Subject to adjustment pursuant to Section 13(a) hereof, the total number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 13,350,000 (the “Pool Limit”). At all times during the term of the Plan, the Company shall allocate and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Effective as of February 19, 2010 and applicable to all Awards outstanding under the Plan on that date (i.e., whether granted before or after February 19, 2010), each share of Common Stock issued pursuant to an Award shall count against the Pool Limit as one (1) full share of Common Stock. Subject to the terms of this paragraph, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Options or Stock Appreciation Rights exercised. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Pool Limit and shall remain available for Awards under the Plan. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Award or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option exercise price. The shares to be delivered under the Plan shall be made available from authorized but unissued shares of Common Stock or Common Stock held in the treasury of the Company.
4.ELIGIBILITY.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. The Committee in its sole discretion shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.
5.LIMITATION ON INDIVIDUAL AWARDS.  Except for Cash Awards described in Section 11(a), no individual shall be granted, in any fiscal year, Awards under the Plan covering or relating to an aggregate of more than 3,000,000 shares of Common Stock. No individual shall receive payment for Cash Awards during any fiscal year aggregating in excess of $3,000,000. The preceding shall be applied in a manner which will permit compensation generated under the Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code or any successor thereto, in each case to the extent applicable under then-current law.
6.LIMITATION ON NON-EMPLOYEE DIRECTOR AWARDS. No non-employee director of the Company may be granted (in any fiscal year) cash and non-cash compensation, with respect to the non-employee director’s service to the Company or its affiliates as a director, with an aggregate value in excess of $500,000, with the value of any stock-based Awards based on the accounting grant date value of such Award.
7. STOCK OPTIONS.
(a)    Grant of Options.  An Option is a right to purchase shares of Common Stock during the option period for a specified exercise price. The Committee shall determine whether each Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option and the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option. In no event shall dividends, dividend equivalents or other distributions be payable in respect of Options prior to exercise.
(b)    Limitations on Incentive Stock Options.  The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of Incentive Stock Options granted under any other incentive stock option plan of the Company or a Subsidiary shall not exceed $100,000. If the Fair Market Value of stock with respect to which all Incentive Stock Options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute Incentive Stock Options and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 7(b), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment. All Awards that can be delivered under the Plan (as adjusted pursuant to Section 13) may be delivered through Incentive Stock Options.
(c)    Acquisitions and Other Transactions.  Notwithstanding the provisions of Section 12(h), in the case of an Option issued or assumed pursuant to Section 12(h), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder.
(d)    Payment on Exercise.  Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a NASD Dealer whereby the Optionee elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (iii) pursuant to a “net exercise” to the extent permitted by the Committee or (iv) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company). No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.
8.RESTRICTED STOCK AWARDS.
(a)    Restricted Stock Awards.  A Restricted Stock Award is a grant of shares of Common stock for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.
(b)    Forfeiture Restrictions.  Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.
(c)    Rights as Stockholder.  Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that (i) the Grantee shall not be entitled to delivery of the shares of Common Stock (or related dividends) except as the Forfeiture Restrictions expire, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the Forfeiture Restrictions expire, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions expire.
(d)    Stock Certificate Delivery.  One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired. The Grantee, by his or her acceptance of the Restricted Stock Award, irrevocably grants to the Company a power of attorney to transfer any shares so forfeited to the Company, agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and agrees that such provisions regarding transfers of forfeited shares shall be specifically performable by the Company in a court of equity or law.
(e)    Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award. In the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
(f)    Forfeiture of Restricted Stock.  Unless otherwise provided in a Restricted Stock Agreement, on termination of the Grantee’s employment or service prior to lapse of the Forfeiture Restrictions, the shares of Common Stock which are still subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company except to repay any purchase price per share paid by the Grantee for the shares forfeited.
(g)    Waiver of Forfeiture Restrictions; Committee’s Discretion.  With respect to a Restricted Stock Award that has been granted to a Covered Employee where such Award has been designed to meet the exception for performance-based compensation or other exception to the deduction limitations under Section 162(m) of the Code, in any case to the extent such exceptions are available, the Committee may not waive the Forfeiture Restrictions applicable to such Restricted Stock Award.
9.STOCK APPRECIATION RIGHTS.
(a)    Stock Appreciation Rights.  A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase in Fair Market Value of the Common Stock between the grant and exercise dates. As of the grant date of an Award of a Stock Appreciation Right, the Committee may specifically designate that the Award will be paid (i) only in cash, (ii) only in stock or (iii) in such other form or combination of forms as the Committee may elect or permit at the time of exercise. In no event shall dividends, dividend equivalents or other distributions be payable in respect of Stock Appreciation Rights prior to exercise and the receipt of shares of Common Stock in respect thereof.
(b)    Tandem Rights.  Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, the Committee shall retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Grantee to receive cash in full or partial settlement of Stock Appreciation Rights.
(c)    Limitations on Exercise of Stock Appreciation Rights.  A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

10.	PERFORMANCE SHARE AWARDS, PHANTOM STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS.
(a)    Performance Share Awards.  A Performance Share Award is a right to receive shares of Common Stock or their cash equivalent based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine. Each Performance Share Award may have a maximum value established by the Committee at the time of such Award. The Committee shall establish, with respect to and at the time of each Performance Share Award, a performance period or periods over which the performance applicable to the Performance Share Award of the Grantee shall be measured. The Committee shall determine the effect of termination of employment or service during the performance period on a Grantee’s Performance Share Award, which shall be set forth in the Award Agreement.
(b)    Phantom Stock Awards.  Phantom Stock Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of the Common Stock over a specified period of time, which may vest over a period of time as established by the Committee, without payment of any amounts by the Grantee thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award may have a maximum value established by the Committee at the time of such Award. The Committee shall establish, at the time of grant of each Phantom Stock Award, a period over which the Award shall vest with respect to the Grantee, and terms and conditions of forfeiture, which shall be set forth in the Award Agreement.
(c)    Restricted Stock Unit Awards.  Restricted Stock Unit Awards are Awards denominated in units evidencing the right to receive shares of Common Stock, which may vest over a period of time as established by the Committee, without payment of any amounts by the Grantee thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. The Committee shall establish, at the time of grant of each Restricted Stock Unit Award, a period over which the Award shall vest with respect to the Grantee, and terms and conditions of forfeiture, which shall be set forth in the Award Agreement.
(d)    Payment.  Following the end of the performance period of a Performance Share Award or the determined vesting period for a Phantom Stock Award or a Restricted Stock Unit Award, the Grantee shall be entitled to receive payment of an amount, not exceeding the maximum value of the Award, if any, based on (1) the achievement of the performance measures for such performance period for a Performance Share Award or (2) the then vested value of the Phantom Stock Award or the number of shares of Common Stock evidences by the Restricted Stock Unit Award, each as determined by the Committee. If awarded, cash dividend equivalents shall be accumulated and paid at the end of, the vesting period with respect to Phantom Stock Awards or Restricted Stock Unit Awards, as determined by the Committee.
11.CASH AWARDS AND PERFORMANCE AWARDS.
(a)    Cash Awards.  In addition to granting Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Phantom Stock Awards and Restricted Stock Unit Awards, the Committee shall, subject to the limitations of the Plan, have authority to grant Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 11(a) shall be specified in the applicable Award Agreement.
(b)    Designation as a Performance Award.  The Committee shall have the right to designate any Award of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards and Phantom Stock Awards as a Performance Award. All Cash Awards shall be designated as Performance Awards.
(c)     Performance Objectives.  The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Grantee, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: revenue; increased revenue; net income measures (including income after capital costs and income before or after taxes); profit measures (including gross profit, operating profit, economic profit, net profit before taxes and adjusted pre-tax profit); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share or adjusted earnings per share (actual or growth in); earnings; earnings before interest, taxes, depreciation, and amortization (EBITDA); earnings before interest and taxes (EBIT); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); changes in working capital; margins; stockholder value; total stockholder return; proceeds from dispositions; total market value; customer satisfaction or growth; employee satisfaction; and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. To the extent not required to preserve deductibility under Section 162(m) of the Code or any successor thereto, the Committee may select other criteria not included in the preceding list.
(d)    Section 162(m) of the Code.  Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with any applicable exceptions to the deduction limits under Section 162(m) of the Code, to the extent available, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.
(e)    Waiver of Performance Objectives.  The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify, to the extent such exception may be available, as qualified performance-based compensation or another applicable exception, in each case as may be available under Section 162(m) of the Code (or any successor) and the relevant Award Agreement provides for such discretion.
12.GENERAL PROVISIONS REGARDING AWARDS.
(a)    Form of Award Agreement.  Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form (which need not be the same for each Grantee) as the Committee from time to time approves but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that Awards satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder, and that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.
(b)    Awards Criteria.  In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Grantee as it deems appropriate.
(c)    Date of Grant.  The date of grant of an Award will be the date specified by the Committee as the effective date of the grant of an Award on or following the date the Committee determines to grant the Award or, if the Committee does not so specify, will be the date on which the Committee makes the determination to grant such Award.
(d)    Stock Price.  The exercise price or other measurement of stock value relative to any Award (other than Awards assumed or substituted pursuant to Section 12(h)) shall be not less than 100% of the Fair Market Value of the shares of Common Stock for the date of grant of the Award. The exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option.
(e)    Period of Award.  Awards shall be exercisable or payable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in an Award Agreement, Awards other than Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards and Phantom Stock Awards shall terminate on (and no longer be exercisable or payable after) the earlier of: (i) ten (10) years from the date of grant; (ii) for an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the date of grant of the Option; (iii) the 30th day after the Grantee is no longer serving in any capacity as an Employee, Consultant or Director of the Company for a reason other than death of the Grantee, Disability or retirement at or after the Normal Retirement Age; (iv) one year after death; or (v) one year (with respect to an Incentive Option) or five years (with respect to any other Award) after Disability of the Grantee or after his or her retirement at or after the Normal Retirement Age from any capacity as an Employee, Consultant or Director of the Company.
(f)    Acceleration of Vesting or Lapse of Restrictions.  Unless otherwise provided in an Award Agreement, if the Grantee dies or becomes Disabled while serving as an Employee, Consultant or Director of the Company or retires at or after Normal Retirement Age, or if there occurs a Change in Control and Awards are not honored, assumed, continued, substituted or replaced, then 100% of the benefits dependent upon lapse of time will become vested, all Forfeiture Restrictions and other forfeiture and repurchase provisions will lapse and, subject to meeting any performance or other criteria for such Award, such benefits will be available thereafter for purchase or payment during the Award term.
(g)    Transferability.  Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Grantee only by the Grantee; provided, that the Grantee may designate persons who or which may exercise or receive his Awards following his death. Notwithstanding the preceding sentence, (i) Awards other than Incentive Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may approve prior to any such transfer and (ii) Awards granted to non employee directors may be assigned with the consent of the Board, in each case, for no consideration. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Award would not be eligible to be registered on Form S-8 promulgated under the Securities Act.
(h)    Acquisitions and Other Transactions.  The Committee may, from time to time, approve the assumption of outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan, provided that such assumed, replaced or substituted Awards will not count against the number of shares of Common Stock that may be granted under the Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to New York Stock Exchange rules) and will not count against the number of shares of Common Stock that may be granted under the Plan, subject to applicable stock exchange requirements.
(i)    Payment.  Payment of an Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock for the payment or exercise date. The Committee may permit or require the deferral of payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, dividend equivalents or other forms of investment return; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder.
(j)    Notice.  If an Award involves an exercise, it may be exercised only by delivery to the Company of a written exercise notice approved by the Committee, stating the number of shares of Common Stock being exercised, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares upon exercise, together with payment in full of any exercise price for any shares being purchased.
(k)    Withholding Taxes.  The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold federal or state income taxes or other taxes with respect to any Award granted under the Plan in an amount not to exceed the maximum individual tax rates that apply to the Grantee in the Grantee’s applicable jurisdictions, as determined by the Company. Prior to issuance of any shares of Common Stock, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise or payment of an Award, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax withholding obligations.
(l)    Limitations on Exercise.  The obligation of the Company to issue any shares of Common Stock or otherwise make payments hereunder shall be subject to the condition that any exercise and the issuance and delivery of such shares and other actions pursuant thereto comply with the Securities Act, all applicable state securities and other laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.
(m)    Privileges of Stock Ownership.  Except as provided in the Plan with respect to Restricted Stock Awards, no Grantee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised and the purchased or awarded shares are issued and delivered to the Grantee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan. Further, notwithstanding anything to the contrary, during the period of restriction of shares of Restricted Stock or prior to the vesting and settlement of Restricted Stock Unit Awards and Performance Share Awards, as applicable, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) and dividend equivalents or other distributions paid with respect to any such Award will be retained by the Company for the account of the relevant Grantee. Such dividends and dividend equivalents or other distributions will revert to the Company if for any reason the Awards upon which such dividends and dividend equivalents or other distributions were paid reverts to the Company or the Award is not settled into shares of Common Stock. Upon the expiration of the period of restriction or upon settlement, as applicable, all such dividends and dividend equivalents or other distributions made on such Award and retained by the Company will be paid, without interest, to the relevant Grantee.
(n)    Breach; Additional Terms.  A breach of the terms and conditions of this Plan or established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Award, including provisions pertaining to the termination of the Grantee’s employment (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions or other vesting provisions. Such additional terms, conditions or restrictions shall also be set forth in an Award Agreement made in connection with the Award. For the avoidance of doubt, nothing contained herein or in any Award Agreement shall be construed to waive any right that is not subject to waiver by private agreement under federal, state or local employment or other laws or shall prohibit the Grantee from (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities Exchange Commission.
(o)    Prohibition on Repricing of Awards.  Except as provided in Section 13, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights, cancel outstanding Options or Stock Appreciation Rights for which the exercise price equals or exceeds the Fair Market Value of a share of Common Stock in exchange for cash, other awards or Options or Stock Appreciation Rights, in each case with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights or otherwise be subject to any action that would be treated as a “repricing” of such Options or Stock Appreciation Rights, without stockholder approval.
(p)    Tax Cuts and Jobs Act. In light of changes to the Code resulting from federal legislation referred to as the Tax Cuts and Jobs Act, if any provision of this Plan is necessary for compliance with Section 162(m) of the Code as to any Award, whether prior to or following the enactment of the Tax Cuts and Jobs Act, that provision of the Plan is unaffected by this amendment and restatement; but if a provision of the Plan is not necessary for compliance with Section 162(m) of the Code as to any Award, then that provision shall not operate to constrain or limit the discretion of the Committee as to any Award.
(q)    Clawback. Awards under this Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee.
13.ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.
(a)    Capital Adjustments.  The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise, target or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Section 3 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, extraordinary cash dividend, stock split, reverse stock split, combination, spin-off, reclassification or similar change in the capital structure of the Company without receipt of consideration or a merger, consolidation or Change in Control transaction, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up or down to the nearest whole number, as determined by the Committee and as permitted by applicable law.
(b)    Change in Control.  Unless specifically provided otherwise with respect to Change in Control events in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or a Subsidiary, if, during the effectiveness of the Plan, a Change in Control occurs, to the extent not honored or assumed, continued, substituted or replaced by a successor award with equivalent economic value as determined by the Company in its discretion, (i) each Award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, for all of the shares of Common Stock at the time represented by such Award, (ii) the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow, if applicable, and delivered to the Grantees of the Awards free of any Forfeiture Restriction, and (iii) all other Awards shall become fully vested and payment thereof shall be accelerated using, if applicable, the then-current Fair Market Value to measure any payment that is based on the value of the Common Stock or using such higher amount as the Committee may determine to be more reflective of the actual value of such stock (which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights, such that Options and Stock Appreciation Rights with an exercise price per share of Common Stock equal to or greater than the value of such consideration may be cancelled without payment to the holder thereof).
(c)    Section 409A Adjustments.  No adjustment or substitution pursuant to this Section 13 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.
14.ADMINISTRATION.  This Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of this Plan or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Award or any shares of Common Stock or other payments received pursuant to an Award.
15.EFFECT OF PLAN.  Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ranking prior to or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award Agreement or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s service or interfere or affect in any way with the right of the Company or a Subsidiary to terminate such person’s employment or service at any time, with or without cause.
16.NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS.  Except as specifically provided in a retirement or other benefit plan of the Company or a Subsidiary, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.
17.AMENDMENT OR TERMINATION OF PLAN.  The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of agreement or instrument to be executed pursuant to the Plan; provided, however, that if an amendment of the Plan requires shareholder approval to comply with the Code, including Sections 162(m) and 422 of the Code, or other applicable laws and regulations or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not adversely affect in any material respect Awards previously granted, and such Awards shall otherwise remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing signed by the Grantee and the Company.
18.EFFECTIVE DATE AND TERM OF PLAN.  The Plan as set forth herein shall continue in effect for a term of ten (10) years after the Effective Date unless sooner terminated by action of the Board.
19.GOVERNING LAW.  The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.
20.DEFINITIONS.  As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:
“Award” means any right granted under the Plan, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish.
“Award Agreement” means a written agreement, which may be in electronic form, with a Grantee with respect to any Award.
“Board” means the Board of Directors of the Company.
“Cash Award” means an Award granted under Section 11(a) of the Plan.
“Change in Control” of the Company means:
(i) with respect to Awards granted prior to May 31, 2016: the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities (provided, that, with respect to each Award granted after December 1, 2009, the acquisition of additional voting securities by a person that, prior to such acquisition, is the beneficial owner of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities (a "Controlling Person") shall not constitute a Change in Control hereunder); (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation or transfers substantially all of its assets to another corporation and as a result of the merger, consolidation or transfer less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; or (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding voting securities (other than such a tender offer made and consummated by a Controlling Person); and
(ii) with respect to Awards granted on or after May 31, 2016: the first occurrence of any of the following events following the date of grant of such Awards: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities, excluding (x) any such acquisition by any person that owns such percentage of the Company’s then outstanding securities as of the date of grant of such Award (a “ Controlling Person ”) and (y) any acquisition of the Company’s then outstanding securities following the date of grant of such Award by a person which is inadvertent and/or otherwise not entered into for the purpose of, and does not have the effect of, changing or influencing the control of, the Company (including, but not limited to, the sale of securities by a Controlling Person in the public market) (clause (x) or (y), a “ Non-Control Transaction ”), (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “ Transaction ”), the persons who were directors of the Company immediately before the Transaction (each, an “Incumbent Director”) shall cease to constitute a majority of the Board or the board of directors of any successor to the Company (or, if applicable, the parent thereof resulting from the Transaction); provided that any director elected or nominated for election to the Board (or such board) by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii), except that that any member of the Board whose initial assumption of office occurs as a result of (including by reason of the settlement of) an actual or threatened proxy contest, election contest or other contested election of directors shall in no event be considered an Incumbent Director, (iii) the Company is merged or consolidated with another person, or transfers substantially all of its assets to another person, and immediately following the merger, consolidation or transfer either (x)(I) less than 50 percent of the outstanding voting securities of the acquiring, surviving or resulting person (as applicable) shall then be owned in the aggregate by the former stockholders of the Company or (II) 50 percent or more of the outstanding voting securities of the acquiring, surviving or resulting person (as applicable) shall then be owned in the aggregate by the former stockholders of the Company but other than in substantially the same relative proportions as immediately prior to such transaction, and in each case excluding a Non-Control Transaction or (y) the individuals who were members of the Incumbent Board immediately prior to the agreement providing for such transaction constitute less than a majority of the members of the board of directors of the acquiring, surviving or resulting person (as applicable), or, if applicable the ultimate parent entity of such person, and in each case excluding a Non-Control Transaction, or (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding voting securities (excluding a Non-Control Transaction). In addition, and for the avoidance of doubt, with respect to Awards granted on or after May 31, 2016, in no event shall a Change in Control be deemed to have occurred solely as a result of investment funds affiliated with Clayton, Dubilier & Rice, LLC selling in the public market equity securities held by them as of May 31, 2016.
Notwithstanding the foregoing, any Award under the Plan that constitutes “non-qualified deferred compensation” (within the meaning of Section 409A of the Code) that is payable as a result of a Change in Control shall only be payable if such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.
“Committee” means the committee, (or committees), as constituted from time to time, of the Board that is appointed by the Board to administer the Plan; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements as may be in effect with respect to Awards granted under the Plan. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are or are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act, and the term “Committee” as used herein shall also be applicable to such committee. The Board may assume any or all of the powers and responsibilities prescribed for the Committee, and to the extent it does so, the term “Committee” as used herein shall also be applicable to the Board.
“Common Stock” means the Common Stock, $0.01 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue in replacement or substitution thereof.
“Company” means NCI Building Systems, Inc., a Delaware corporation.
“Consultant” means any person who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary and who is a “consultant or advisor” within the meaning of Form S-8 promulgated under the Securities Act.
“Covered Employee” means the chief executive officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to stockholders under Regulation S-K, or in each case as determined for purposes of Section 162(m) of the Code or any successor thereto.
“Director” means a member of the Board or the board of directors of a Subsidiary.
“Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
“Effective Date” means the date on which the Plan, as amended and restated herein, is approved by the Board (subject to the further approval of the stockholders of the Company).
“Employee” means any person who is employed, within the meaning of Section 3401 of the Code, by the Company or a Subsidiary. The term “Employee” shall also include officers of the Company and its Subsidiaries. The provision of compensation by the Company or a Subsidiary to a Director solely with respect to such individual rendering services in the capacity of a Director shall not be sufficient to constitute “employment” by the Company or that Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, or if no prices are quoted on such date, on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.
(ii) In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.
“Grantee” means an Employee, Director or Consultant to whom an Award has been granted under the Plan.
“Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.
“NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.
“Non-Employee Director” means a Director of the Company who either (i) is not an Employee, does not receive compensation (directly or indirectly) from the Company or a Subsidiary in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
“Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.
“Normal Retirement Age” means the age established by the Board from time to time as the normal age for retirement of a Director or Employee, as applicable. In the absence of a determination by the Board with respect to any class of Grantee, the Normal Retirement Age shall be deemed to be 65 years of age.
“Option” means an award granted under Section 7 of the Plan.
“Option Agreement” means a written or electronic agreement with a Grantee with respect to the Award of an Option.
“Optionee” means an individual to whom an Option has been granted under the Plan.
“Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or a “Subsidiary corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or a “Subsidiary corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or a “Subsidiary corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or a “Subsidiary corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
“Performance Award” means an Award made pursuant to Section 11 of the Plan to a Grantee that is subject to the attainment of one or more Performance Objectives.
“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.
“Performance Share Award” means an Award granted under Section 10(a) of the Plan.
“Phantom Stock Award” means an Award granted under Section 10(b) of the Plan.
“Plan” means this NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as set forth herein and as it may be amended from time to time.
“Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.
“Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.
“Restricted Stock Agreement” means a written or electronic agreement with a Grantee with respect to a Restricted Stock Award.
“Restricted Stock Award” means an Award granted under Section 8 of the Plan.
“Restricted Stock Unit Award” means an Award granted under Section 10(c) of the Plan.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.
“Section” means a section of the Plan unless otherwise stated or the context otherwise requires.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
“Stock Appreciation Right” means an Award granted under Section 9 of the Plan.
“Stock Appreciation Rights Agreement” means a written or electronic agreement with a Grantee with respect to an Award of Stock Appreciation Rights.
“Subsidiary” means (i) for purposes of Awards other than Incentive Stock Options, any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (ii) with respect to an Option that is intended to be an Incentive Stock Option, any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “Subsidiary group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity that may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted.
“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

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